EXHIBIT 23.5

RYDER SCOTT COMPANY
PETROLEUM CONSULTANTS		FAX (713) 651-0849

1100 LOUISIANA SUITE 3800	HOUSTON, TEXAS 77002-5218	TELEPHONE (713) 651-9191

CONSENT OF RYDER SCOTT COMPANY, L.P.

As independent oil and gas consultants, Ryder Scott Company, L.P. hereby consents to the incorporation by reference in the Registration Statement on Form S-4 of Chesapeake Energy Corporation to be filed with the Securities and Exchange Commission on or about July 14, 2009 of all references to our firm’s name and audit of portions of Chesapeake Energy Corporation’s proved natural gas and oil reserves estimates as of December 31, 2008, as described in our letter to Chesapeake Energy Corporation dated February 4, 2009, included in or made a part of the Chesapeake Energy Corporation Annual Report on Form 10-K filed on March 2, 2009 and incorporated by reference in Registration Statement No. 333-155755. We also consent to the reference to us under the heading “Experts” in Registration Statement No. 333-155755.

By:	/s/ RYDER SCOTT COMPANY, L.P.
Ryder Scott Company, L.P. TBPE License No. F-1580

Houston, Texas

July 14, 2009